EXHIBIT 99.1

IZEA Announces Date Change for FY 2017 Earnings Results Conference Call

ORLANDO, FL (March 28, 2018) - IZEA, Inc. (NASDAQ: IZEA), operator of IZEAx®, the premier online marketplace connecting brands and publishers with influential content creators, today announced that its conference call to review and discuss fourth quarter and full year 2017 financial results will now begin at 5:00 p.m. Eastern Standard Time on April 2, 2018. The adjustment is being made to accommodate the additional time required by our independent accounting firm to complete their audit.

IZEA’s Chairman and CEO Ted Murphy, CFO LeAnn Hitchcock, and COO Ryan Schram will host the call, followed by a question and answer period.

Date: Monday, April 2, 2018
Time: 5:00 p.m. Eastern time
Toll-free dial-in number: 1-877-407-4018
International dial-in number: 1-201-689-8471

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. A replay of the call will be available after 8:00 p.m. Eastern time on the same day through April 9, 2018.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 13677359

About IZEA
IZEA operates IZEAx, the premier technology platform that connects marketers with influential content creators. IZEAx automates influencer marketing and custom content development, allowing brands and agencies to scale their marketing programs. IZEA creators range from leading bloggers and social media personalities, to A-list celebrities and professional journalists. Creators are compensated for producing unique content such as long and short form text, videos, photos,status updates, and illustrations for marketers and distributing such content on behalf of marketers through their personal websites, blogs, and social media channels. Marketers receive influential content and engaging, shareable stories that drive awareness. For more information about IZEA, visit https://izea.com/.

Press Contact
Justin Braun
Manager, Corporate Communications
IZEA, Inc.
Phone: (407) 215-6218
Email: justin.braun@izea.com